UNITED STATES

SECURITIES AND EXCHANGE COMMISSION

Washington, D.C. 20549

FORM 8-K

CURRENT REPORT

Pursuant to Section 13 OR 15(d) of The Securities Exchange Act of 1934

Date of Report (Date of earliest event reported):  June 13, 2018

SanSal Wellness Holdings, Inc.
(Exact name of registrant as specified in charter)

Nevada	333-191251	99-0375676
(State or other Jurisdiction of Incorporation)	(Commission File Number)	(IRS Employer Identification No.)

6610 North University Drive #220, Fort Lauderdale, FL	33321
(Address of Principal Executive Offices)	(Zip Code)

Registrant’s telephone number, including area code: (954) 722-1300

(Former name or former address, if changed since last report)

Check the appropriate box below if the Form 8-K filing is intended to simultaneously satisfy the filing obligation of Company under any of the following provisions:

☐	Written communications pursuant to Rule 425 under the Securities Act (17 CFR 230.425)

☐	Soliciting material pursuant to Rule 14a-12(b) under the Exchange Act (17 CFR 240.14a-12(b))

☐	Pre-commencement communications pursuant to Rule 14d-2(b) under the Exchange Act (17 CFR 240.14d-2(b))

☐	Pre-commencement communications pursuant to Rule 13e-4(c) under the Exchange Act (17 CFR 240.13e-4(c))

Indicate by check mark whether the registrant is an emerging growth company as defined in Rule 405 of the Securities Act of 1933 (17 CFR §230.405) or Rule 12b-2 of the Securities Exchange Act of 1934 (17 CFR §240.12b-2). Emerging growth company ☒

If an emerging growth company, indicate by check mark if the registrant has elected not to use the extended transition period for complying with any new or revised financial accounting standards provided pursuant to Section 13(a) of the Exchange Act. ☐

As used in this Current Report on Form 8-K, and unless otherwise indicated, the terms “the Company,” “SanSal,” “we,” “us” and “our” refer to SanSal Wellness Holdings, Inc. and its subsidiary.

Item 3.02	Unregistered Sales of Equity Securities.

On June 13, 2018, the Company held its first closing (the “First Closing”) of a private offering (the “Private Offering”) of up to 25,000,000 Units (“Units”), subject to increase to up to 30,000,000 Units, at a price of $0.10 per Unit. Each consists of (a) one share of the Company’s common stock (“Shares”); and (b) one five-year common stock purchase warrant (“Warrants”).

The Warrants entitle the holder thereof to purchase one Share at an exercise price of $0.15 during the five (5) year period following the closing of the Subscriber’s investment. The exercise price and number of Shares issuable upon exercise of the Warrants will be subject to anti-dilution adjustment in the event of stock splits, stock dividends and similar recapitalization events. Within ninety (90) days after the final closing of the Private Offering, the Company must file with the Securities and Exchange Commission (the “SEC”) a registration statement under the Securities Act of 1933, as amended (the “Securities Act”), covering the resale of the Shares included in the Units and issuable upon exercise of the Warrants. In the event the Company fails to file the registration statement within such ninety (90) day period, the exercise price of the Warrants will be automatically reduced from $0.15adjusted downward to $0.10. The Warrants will not be redeemable by the Company. The Warrants will provide for a “cashless” exercise in the event that the Company does not have the above-referenced registration statement declared effective by the SEC on or before the six-month anniversary of the final closing of the Private Offering.

At the First Closing, the Company issued and sold an aggregate of 6,000,000 Units to four “accredited investors,” as defined in Rule 501(a) under the Securities Act for cash proceeds of $600,000. In addition, at the First Closing, a $175,000 ninety (90) day convertible bridge promissory note (the “Bridge Note”) issued by the Company in May 2018 to a single accredited investor in a private transaction, converted into 2,187,500 Units in accordance with its terms.

WestPark Capital, Inc., a member of the Financial Industry Regulatory Authority, has been engaged as the Company’s exclusive placement agent (the “Placement Agent”) for the Private Offering. The Placement Agent is being paid (a) a commission equal to 10% of the aggregate offering price of Units sold in the Private Offering and issued upon conversion of the Bridge Note; and (b) a non-accountable expense allowance equal to 3% of the aggregate offering price of Units sold in the Private Offering. In addition, the Placement Agent will receive a seven-year warrant to purchase a number of Units equal to 10% of the total Units sold in the Private Offering, with an exercise price of $0.10 per Unit. The Company has also paid the Placement Agent (a) a $15,0000 non-refundable retainer for agreeing to act as placement agent for the Private Offering; and (b) $10,000 for the Placement Agent’s legal fees.

The Units offered and sold in the Private Offering and the Bridge Note and the Units issued upon conversion of the Bridge Note, were issued and sold pursuant to the exemption from registration afforded by Section 4(a)(2) of the Securities Act and Rule 506(b) of Regulation D thereunder.

Item 9.01 Financial Statements and Exhibits

(d) Exhibits

Exhibit No	Description

10.1	Form of Warrant

10.2	Form of Registration Rights Agreement

SIGNATURES

Pursuant to the requirements of the Securities Exchange Act of 1934, the Registrant has duly caused this report to be signed on its behalf by the undersigned hereunto duly authorized.

Dated: June 19, 2018	SANSAL WELLNESS HOLDINGS, INC.

	By:	/s/ Alexander M. Salgado
Alexander M. Salgado, Chief Executive Officer